Exhibit 99.1

Cincinnati Bell Inc. Reports Second Quarter 2008 Double-Digit Earnings per Share Growth

Wireless and Technology Solutions Drive Year-Over-Year Revenue Growth for 11th Straight Quarter

CINCINNATI--(BUSINESS WIRE)--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the second quarter of 2008, which included year-over-year revenue and earnings growth. Revenue totaled $351 million, an increase of 7 percent year-over-year, with operating income of $80 million. Net income for the quarter was $26 million, up 6 percent from last year. Earnings per share on a diluted basis were 9 cents, which is a 10 percent increase over the second quarter of 2007. Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) equaled $119 million, up $1 million, or 1 percent from a year ago.

“By focusing on the quality, convenience and value that consumers and businesses demand in today’s market, we continue to deliver outstanding value to our customers,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell. “As a result, we were able to achieve another quarter of year-over-year growth in revenue and Adjusted EBITDA.”

Quarterly Highlights

  Quarterly revenue increased $22 million to $351 million with both service and equipment revenue driving the growth equally.
  The Technology Solutions segment produced quarterly revenue of $79 million, up 37 percent from a year ago resulting in operating income growth of 8 percent and Adjusted EBITDA growth of 51 percent. The segment began billing an additional 21,000 square feet of new data center space in the quarter, which reflects a 14 percent increase over the first quarter of 2008.
  Wireless service revenue in the second quarter was $72 million, up 7 percent from a year ago, which contributed to operating income growth of 19 percent and Adjusted EBITDA growth of 7 percent. The Adjusted EBITDA margin1 was 27 percent.
  Year-over-year DSL subscriber growth equaled 8 percent and churn remained below 2 percent. At the end of the quarter, Cincinnati Bell had a total of 229,000 DSL subscribers.
  Quarterly free cash flow2 was $54 million. Capital expenditures in the second quarter equaled $43 million, down $6 million from a year ago. The company used part of its free cash flow to reduce net debt3 to $1.97 billion, a decline of $18 million from the end of the first quarter 2008.
  Cincinnati Bell also purchased an additional 7 million shares of common stock for a total of $30 million in the second quarter. The company has now purchased 11 million shares under its current common stock repurchase program. This leaves $103 million remaining in its purchase authorization. Cincinnati Bell expects to continue repurchases and the timing and nature are subject to market conditions and applicable securities laws.
  On July 10, Cincinnati Bell announced the promotion of Brian Ross to the position of chief operating officer and named Gary Wojtaszek as its new chief financial officer.

“Our second quarter results reflect the many steps Cincinnati Bell has taken over the past few years to balance wireless and technology solutions growth while still generating strong and stable free cash flow,” said Brian Ross, chief operating officer. “We are pleased with these results which continue to fund our share repurchase program and net debt reduction.”

Wireline Segment

Quarterly Wireline revenue equaled $203 million, down $2 million or 1 percent from the second quarter of 2007. Increased revenue from data services, long distance, expansion markets and the acquisition of eGix, partially offset lower voice revenue in Cincinnati Bell’s traditional service area. Operating income totaled $70 million compared with $72 million in the second quarter of 2007 with Adjusted EBITDA of $97 million, down $2 million from a year ago. Year-over-year total access line loss in the second quarter was 6.7 percent reflecting a decline in the company’s in-territory consumer access lines. Business lines increased 1.3 percent while expansion market access lines increased 16 percent from a year ago.

Wireless Segment

Quarterly revenue from the Wireless segment increased 7 percent to $78 million and operating income equaled $12 million, up $2 million from a year ago, primarily due to a $5 million, or 7 percent, increase in service revenue. Adjusted EBITDA was $21 million, up $1 million compared with the second quarter of 2007.

Cincinnati Bell had 575,000 wireless customers at the end of the quarter, which reflected year-over-year growth of 7 percent in its postpaid wireless customer base. Postpaid quarterly average revenue per user (ARPU) was $47.36, down slightly from the second quarter of 2007. Prepaid ARPU was $25.75, up 15 percent year-over-year, while prepaid subscribers declined 4 percent.

Technology Solutions

Technology Solutions revenue was $79 million, up $21 million or 37 percent from a year ago. Telecommunications and IT Equipment revenue increased $10 million or 26 percent from the prior year while Data Center and Managed Services revenue grew $10 million, a 62 percent increase compared to the second quarter of 2007. Operating income totaled $4 million. Adjusted EBITDA was $8 million, up 51 percent from the second quarter of 2007.

Capital expenditures of $10 million in the quarter were used primarily for construction of future data center space. Billable data center capacity during the second quarter increased by 21,000 square feet to 202,000 square feet. A total of 21,000 square feet also began billing in the quarter, which resulted in an 87 percent utilization rate compared to 85 percent in the first quarter of 2008.

2008 Guidance

Cincinnati Bell confirms its financial guidance for 2008:

Category	2008 Guidance
Revenue	Approx. $1.4 billion
Adjusted EBITDA	Approx. $485 million
Capital Expenditures	Approx. 16% of revenue
Free Cash Flow	Approx. $150 million

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the second quarter of 2008. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 888.713.3588. Callers located outside of the U.S. and Canada may dial 913.312.0642. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on Thursday, August 14, 2008. For U.S. callers, the replay will be available at 888.203.1112. For callers outside of the U.S. and Canada, the replay will be available at 719.457.0820. The replay reference number is 4670113. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of July 31, 2008. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, Adjusted EBITDA, net debt and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA and Adjusted EBITDA margin provide useful measures of operational performance. The company defines Adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenues. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to comparable GAAP measures of profitability and may not be comparable with these measures as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

3Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that help keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world.

In addition, businesses ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services.

Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2008	2007	$	%	2008	2007	$	%

Revenue	$ 351.2	$ 329.1	$ 22.1	7%	$ 699.7	$ 644.4	$ 55.3	9%

Costs and expenses
Cost of services and products	160.0	145.3	14.7	10%	318.8	278.4	40.4	15%
Selling, general and administrative	72.2	65.8	6.4	10%	142.3	131.3	11.0	8%
Depreciation and amortization	37.7	36.8	0.9	2%	75.0	73.2	1.8	2%
Restructuring charges	1.4	0.1	1.3	n/m	25.4	2.6	22.8	n/m
Asset impairment	-	-	-	n/m	1.2	-	1.2	n/m

Operating income	79.9	81.1	(1.2)	(1%)	137.0	158.9	(21.9)	(14%)

Interest expense	34.8	39.0	(4.2)	(11%)	71.1	79.1	(8.0)	(10%)
Other income, net	(0.2)	(0.2)	-	0%	(1.4)	(2.2)	0.8	(36%)

Income before income taxes	45.3	42.3	3.0	7%	67.3	82.0	(14.7)	(18%)
Income tax expense	19.7	18.1	1.6	9%	28.8	35.3	(6.5)	(18%)

Net income	25.6	24.2	1.4	6%	38.5	46.7	(8.2)	(18%)

Preferred stock dividends	2.6	2.6	-	0%	5.2	5.2	-	0%

Net income applicable to common shareowners	$ 23.0	$ 21.6	$ 1.4	6%	$ 33.3	$ 41.5	$ (8.2)	(20%)

Basic earnings per common share	$ 0.10	$ 0.09			$ 0.14	$ 0.17
Diluted earnings per common share	$ 0.09	$ 0.08			$ 0.13	$ 0.16

Weighted average common shares outstanding
(in millions)
- Basic	240.9	247.3			244.0	247.2
- Diluted	248.4	257.6			250.8	256.4

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2008	2007	$	%	2008	2007	$	%
Wireline
Revenue
Voice - local service	$ 98.9	$ 110.3	$ (11.4)	(10%)	$ 199.9	$ 223.0	$ (23.1)	(10%)
Data	67.9	63.5	4.4	7%	135.5	126.0	9.5	8%
Long distance and VoIP	24.6	19.8	4.8	24%	48.9	38.5	10.4	27%
Other	11.1	10.5	0.6	6%	20.8	20.3	0.5	2%

Total revenue	202.5	204.1	(1.6)	(1%)	405.1	407.8	(2.7)	(1%)

Operating costs and expenses
Cost of services and products	66.4	67.7	(1.3)	(2%)	133.9	133.1	0.8	1%
Selling, general and administrative	39.6	38.4	1.2	3%	78.5	76.3	2.2	3%
Depreciation and amortization	25.1	26.0	(0.9)	(3%)	50.2	52.0	(1.8)	(3%)
Restructuring charges	1.2	-	1.2	n/m	24.4	2.4	22.0	n/m
Asset impairment	-	-	-	n/m	1.2	-	1.2	n/m

Total operating costs and expenses	132.3	132.1	0.2	0%	288.2	263.8	24.4	9%

Operating income	$ 70.2	$ 72.0	$ (1.8)	(3%)	$ 116.9	$ 144.0	$ (27.1)	(19%)

Wireless
Revenue
Service	$ 72.3	$ 67.4	$ 4.9	7%	$ 144.3	$ 129.7	$ 14.6	11%
Equipment	6.0	6.1	(0.1)	(2%)	12.5	12.3	0.2	2%

Total revenue	78.3	73.5	4.8	7%	156.8	142.0	14.8	10%

Operating costs and expenses
Cost of services and products	40.6	37.4	3.2	9%	80.6	72.1	8.5	12%
Selling, general and administrative	16.8	16.5	0.3	2%	33.6	33.6	-	0%
Depreciation and amortization	8.6	9.3	(0.7)	(8%)	17.6	18.4	(0.8)	(4%)
Restructuring charges	-	-	-	n/m	0.4	-	0.4	n/m

Total operating costs and expenses	66.0	63.2	2.8	4%	132.2	124.1	8.1	7%

Operating income	$ 12.3	$ 10.3	$ 2.0	19%	$ 24.6	$ 17.9	$ 6.7	37%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$ 50.1	$ 39.7	$ 10.4	26%	$ 99.8	$ 72.1	$ 27.7	38%
Data center and managed services	24.9	15.4	9.5	62%	46.6	29.8	16.8	56%
Professional services	3.5	2.4	1.1	46%	6.8	4.1	2.7	66%

Total revenue	78.5	57.5	21.0	37%	153.2	106.0	47.2	45%

Operating costs and expenses
Cost of services and products	60.4	45.7	14.7	32%	118.3	83.6	34.7	42%
Selling, general and administrative	9.8	6.3	3.5	56%	19.9	13.1	6.8	52%
Depreciation and amortization	3.9	1.5	2.4	n/m	7.1	2.8	4.3	n/m
Restructuring charges	0.1	-	0.1	n/m	0.4	-	0.4	n/m

Total operating costs and expenses	74.2	53.5	20.7	39%	145.7	99.5	46.2	46%

Operating income	$ 4.3	$ 4.0	$ 0.3	8%	$ 7.5	$ 6.5	$ 1.0	15%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2008	2007	$	%	2008	2007	$	%
Revenue
Wireline	$ 202.5	$ 204.1	$ (1.6)	(1%)	$ 405.1	$ 407.8	$ (2.7)	(1%)
Wireless	78.3	73.5	4.8	7%	156.8	142.0	14.8	10%
Technology Solutions	78.5	57.5	21.0	37%	153.2	106.0	47.2	45%
Eliminations	(8.1)	(6.0)	(2.1)	35%	(15.4)	(11.4)	(4.0)	35%

Total revenue	$ 351.2	$ 329.1	$ 22.1	7%	$ 699.7	$ 644.4	$ 55.3	9%

Cost of Services and Products
Wireline	$ 66.4	$ 67.7	$ (1.3)	(2%)	$ 133.9	$ 133.1	$ 0.8	1%
Wireless	40.6	37.4	3.2	9%	80.6	72.1	8.5	12%
Technology Solutions	60.4	45.7	14.7	32%	118.3	83.6	34.7	42%
Eliminations	(7.4)	(5.5)	(1.9)	35%	(14.0)	(10.4)	(3.6)	35%

Total cost of services and products	$ 160.0	$ 145.3	$ 14.7	10%	$ 318.8	$ 278.4	$ 40.4	15%

Selling, General and Administrative
Wireline	$ 39.6	$ 38.4	$ 1.2	3%	$ 78.5	$ 76.3	$ 2.2	3%
Wireless	16.8	16.5	0.3	2%	33.6	33.6	-	0%
Technology Solutions	9.8	6.3	3.5	56%	19.9	13.1	6.8	52%
Corporate and eliminations	6.0	4.6	1.4	30%	10.3	8.3	2.0	24%

Total selling, general and administrative	$ 72.2	$ 65.8	$ 6.4	10%	$ 142.3	$ 131.3	$ 11.0	8%

Depreciation and Amortization
Wireline	$ 25.1	$ 26.0	$ (0.9)	(3%)	$ 50.2	$ 52.0	$ (1.8)	(3%)
Wireless	8.6	9.3	(0.7)	(8%)	17.6	18.4	(0.8)	(4%)
Technology Solutions	3.9	1.5	2.4	n/m	7.1	2.8	4.3	n/m
Corporate	0.1	-	0.1	n/m	0.1	-	0.1	n/m

Total depreciation and amortization	$ 37.7	$ 36.8	$ 0.9	2%	$ 75.0	$ 73.2	$ 1.8	2%

Restructuring and Asset Impairment Charges
Wireline	$ 1.2	$ -	$ 1.2	n/m	$ 25.6	$ 2.4	$ 23.2	n/m
Wireless	-	-	-	n/m	0.4	-	0.4	n/m
Technology Solutions	0.1	-	0.1	n/m	0.4	-	0.4	n/m
Corporate	0.1	0.1	-	0%	0.2	0.2	0.0	0%

Total restructuring and asset impairment charges	$ 1.4	$ 0.1	$ 1.3	n/m	$ 26.6	$ 2.6	$ 24.0	n/m

Operating Income
Wireline	$ 70.2	$ 72.0	$ (1.8)	(3%)	$ 116.9	$ 144.0	$ (27.1)	(19%)
Wireless	12.3	10.3	2.0	19%	24.6	17.9	6.7	37%
Technology Solutions	4.3	4.0	0.3	8%	7.5	6.5	1.0	15%
Corporate and eliminations	(6.9)	(5.2)	(1.7)	33%	(12.0)	(9.5)	(2.5)	26%

Total operating income	$ 79.9	$ 81.1	$ (1.2)	(1%)	$ 137.0	$ 158.9	$ (21.9)	(14%)

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	June 30,	December 31,
	2008	2007
(in thousands)

Local access lines	805.7	834.3
DSL subscribers	229.2	221.5
Custom Connections (Super Bundle) subscribers	188.1	187.2

Postpaid wireless subscribers	409.9	400.4
Prepaid wireless subscribers	165.1	170.6

Total wireless subscribers	575.0	571.0

Consumer long distance lines	359.1	374.2
Business long distance lines	177.2	174.1

Total long distance lines	536.3	548.3

Data Center and Managed Services
Raised Floor (in square feet)	202,000	144,000
Utilization rate	87%	93%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2006				2007				2008
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Local Access Lines

In-Territory:
Primary Residential	547.4	536.7	522.5	510.5	499.1	484.8	468.4	454.2	441.2	427.6
Secondary Residential	42.4	40.9	39.2	37.6	36.2	34.9	33.4	32.0	30.7	29.5
Business/ Other	290.9	291.3	291.4	288.6	287.6	287.7	286.9	285.8	284.3	283.4
Total In-Territory	880.7	868.9	853.1	836.7	822.9	807.4	788.7	772.0	756.2	740.5

Out-of-Territory:
Primary Residential	22.8	24.8	26.8	28.1	29.4	30.7	32.0	32.7	32.8	32.7
Secondary Residential	1.1	1.1	1.2	1.2	1.2	1.3	1.3	1.3	1.4	1.3
Business/ Other	16.3	17.7	19.4	21.0	22.4	24.2	26.7	28.3	30.2	31.2
Total Out-of-Territory	40.2	43.6	47.4	50.3	53.0	56.2	60.0	62.3	64.4	65.2

Total Access Lines	920.9	912.5	900.5	887.0	875.9	863.6	848.7	834.3	820.6	805.7

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	June 30,	December 31,	Change
	2008	2007	$	%

Credit facility, revolver	$ 86.0	$ 55.0	$ 31.0	56%
Credit facility, tranche B term loan	209.0	211.0	(2.0)	(1%)
7 1/4% Senior Notes due 2013	470.5	470.5	-	0%
8 3/8% Senior Subordinated Notes due 2014	595.3	637.4	(42.1)	(7%)
7% Senior Notes due 2015	250.6	250.6	-	0%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	75.0	75.0	-	0%
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	30.7	29.6	1.1	4%
Net unamortized premium	0.5	0.6	(0.1)	(17%)

Total debt	1,997.6	2,009.7	(12.1)	(1%)

Less: Interest rate swap asset	(2.5)	(2.9)	0.4	(14%)
Less: Cash and cash equivalents	(21.4)	(26.1)	4.7	(18%)

Net debt (as defined by the company)	$ 1,973.7	$ 1,980.7	$ (7.0)	0%

Credit facility availability	$ 136.9	$ 167.9	$ (31.0)	(18%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Cash provided by operating activities	$ 99.9	$ 86.8	$ 187.9	$ 155.1

Capital expenditures	(42.5)	(48.0)	(103.2)	(90.3)
Acquisition of businesses	(2.9)	-	(21.6)	(4.6)
Other, net	1.7	0.6	1.0	0.1

Cash used in investing activities	(43.7)	(47.4)	(123.8)	(94.8)

Issuance of long-term debt	-	75.0	-	75.0
Change in corporate credit facility, net	(14.0)	-	31.0	-
Repayment of debt	(4.6)	(131.9)	(44.6)	(183.2)
Issuance of common shares - exercise of stock options	0.3	2.2	0.3	2.3
Debt issuance costs	-	(1.3)	-	(1.3)
Preferred stock dividends	(5.2)	(2.6)	(7.8)	(5.2)
Common stock repurchase	(30.3)	-	(47.0)	-
Other, net	(0.3)	-	(0.7)	(0.6)

Cash used in financing activities	(54.1)	(58.6)	(68.8)	(113.0)

Net increase (decrease) in cash and cash equivalents	2.1	(19.2)	(4.7)	(52.7)
Cash and cash equivalents at beginning of period	19.3	45.9	26.1	79.4

Cash and cash equivalents at end of period	$ 21.4	$ 26.7	$ 21.4	$ 26.7

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$ 2.1	$ (19.2)	$ (4.7)	$ (52.7)
Less adjustments:
Issuance of long-term debt and change in corporate credit facility	14.0	(75.0)	(31.0)	(75.0)
Repayment of debt	4.6	131.9	44.6	183.2
Common stock repurchase	30.3	-	47.0	-
Acquisition of businesses	2.9	-	21.6	4.6

Free cash flow (as defined by the company)	$ 53.9	$ 37.7	$ 77.5	$ 60.1

Income tax payments	$ 1.8	$ 3.7	$ 1.9	$ 3.8

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$ 70.2	$ 12.3	$ 4.3	$ (6.9)	$ 79.9
Add:
Depreciation and amortization	25.1	8.6	3.9	0.1	37.7
Restructuring charges	1.2	-	0.1	0.1	1.4

Adjusted EBITDA (Non-GAAP)	$ 96.5	$ 20.9	$ 8.3	$ (6.7)	$ 119.0

	Three Months Ended June 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$ 72.0	$ 10.3	$ 4.0	$ (5.2)	$ 81.1
Add:
Depreciation and amortization	26.0	9.3	1.5	-	36.8
Restructuring charges	-	-	-	0.1	0.1

Adjusted EBITDA (Non-GAAP)	$ 98.0	$ 19.6	$ 5.5	$ (5.1)	$ 118.0

Year-over-year dollar change in Adjusted EBITDA	($1.5)	$1.3	$2.8	($1.6)	$1.0

Year-over-year percentage change in Adjusted EBITDA	(2%)	7%	51%	31%	1%

	Six Months Ended June 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$ 116.9	$ 24.6	$ 7.5	$ (12.0)	$ 137.0
Add:
Depreciation and amortization	50.2	17.6	7.1	0.1	75.0
Restructuring and asset impairment charges	25.6	0.4	0.4	0.2	26.6

Adjusted EBITDA (Non-GAAP)	$ 192.7	$ 42.6	$ 15.0	$ (11.7)	$ 238.6

	Six Months Ended June 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$ 144.0	$ 17.9	$ 6.5	$ (9.5)	$ 158.9
Add:
Depreciation and amortization	52.0	18.4	2.8	-	73.2
Restructuring charges	2.4	-	-	0.2	2.6

Adjusted EBITDA (Non-GAAP)	$ 198.4	$ 36.3	$ 9.3	$ (9.3)	$ 234.7

Year-over-year dollar change in Adjusted EBITDA	($5.7)	$6.3	$5.7	($2.4)	$3.9

Year-over-year percentage change in Adjusted EBITDA	(3%)	17%	61%	26%	2%

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
				Three
		Three		Months Ended
		Months Ended		June 30, 2008
		June 30, 2008		Before Special Items
		(GAAP)	Restructuring	(Non-GAAP)
			A
	Revenue	$ 351.2	$ -	$ 351.2

	Costs and expenses
	Cost of services and products	160.0	-	160.0
	Selling, general and administrative	72.2	-	72.2
	Depreciation and amortization	37.7	-	37.7
	Restructuring charges	1.4	(1.4)	-
	Operating income	79.9	1.4	81.3

	Interest expense	34.8	-	34.8
	Other income, net	(0.2)	-	(0.2)

	Income before income taxes	45.3	1.4	46.7
	Income tax expense	19.7	0.6	20.3

	Net income	25.6	0.8	26.4

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$ 23.0	$ 0.8	$ 23.8

	Weighted average diluted common shares	248.4	248.4	248.4

	Diluted earnings per common share	$ 0.09	$ 0.01	$ 0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Six Months Ended June 30, 2008 (GAAP)	Restructuring	Asset Impairment	Gain on Debt Extinguishment	Six Months Ended June 30, 2008 Before Special Items (Non-GAAP)
			A	B	C
	Revenue	$ 699.7	$ -	$ -	$ -	$ 699.7

	Costs and expenses
	Cost of services and products	318.8	-	-	-	318.8
	Selling, general and administrative	142.3	-	-	-	142.3
	Depreciation and amortization	75.0	-	-	-	75.0
	Restructuring charges	25.4	(25.4)	-	-	-
	Asset impairment	1.2	-	(1.2)	-	-
	Operating income	137.0	25.4	1.2	-	163.6

	Interest expense	71.1	-	-	-	71.1
	Other income, net	(1.4)	-	-	1.2	(0.2)

	Income before income taxes	67.3	25.4	1.2	(1.2)	92.7
	Income tax expense	28.8	10.2	0.5	(0.5)	39.0

	Net income	38.5	15.2	0.7	(0.7)	53.7

	Preferred stock dividends	5.2	-	-	-	5.2

	Net income applicable to common shareowners	$ 33.3	$ 15.2	$ 0.7	$ (0.7)	48.5

	Weighted average diluted common shares	250.8	250.8	250.8	250.8	250.8

	Diluted earnings per common share	$ 0.13	$ 0.06	$ 0.00	$ 0.00	$ 0.19

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Asset impairment charge for discontinued software.

C	Gain on extinguishment of 8 3/8% Senior Subordinated Notes.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
				Three
		Three		Months Ended
		Months Ended		June 30, 2007
		June 30, 2007		Before Special Items
		(GAAP)		(Non-GAAP)
			A
	Revenue	$ 329.1	$ -	$ 329.1

	Costs and expenses
	Cost of services and products	145.3	-	145.3
	Selling, general and administrative	65.8	-	65.8
	Depreciation and amortization	36.8	-	36.8
	Restructuring	0.1	-	0.1
	Operating income	81.1	-	81.1

	Interest expense	39.0	-	39.0
	Other income, net	(0.2)	-	(0.2)

	Income before income taxes	42.3	-	42.3
	Income tax expense	18.1	-	18.1

	Net income	24.2	-	24.2

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$ 21.6	$ -	$ 21.6

	Weighted average diluted common shares	257.6	257.6	257.6

	Diluted earnings per common share	$ 0.08	$ -	$ 0.08

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	There were no special items in the second quarter of 2007.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Six Months Ended June 30, 2007 (GAAP)	Restructuring Charge	Dividend From Investment	Six Months Ended June 30, 2007 Before Special Items (Non-GAAP)
			A	B
	Revenue	$ 644.4	$ -	$ -	$ 644.4

	Costs and expenses
	Cost of services and products	278.4	-	-	278.4
	Selling, general and administrative	131.3	-	-	131.3
	Depreciation and amortization	73.2	-	-	73.2
	Restructuring	2.6	(2.6)	-	-
	Operating income	158.9	2.6	-	161.5

	Interest expense	79.1	-	-	79.1
	Other income, net	(2.2)	-	1.9	(0.3)

	Income before income taxes	82.0	2.6	(1.9)	82.7
	Income tax expense	35.3	1.0	(0.8)	35.5

	Net income	46.7	1.6	(1.1)	47.2

	Preferred stock dividends	5.2	-	-	5.2

	Net income applicable to common shareowners	$ 41.5	$ 1.6	$ (1.1)	$ 42.0

	Weighted average diluted common shares	256.4	256.4	256.4	256.4

	Diluted earnings per common share	$ 0.16	$ 0.01	$ (0.01)	$ 0.16

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Employee separation expense primarily related to the outsourcing of certain accounting functions and the reduction in workforce of various other administrative functions.

B	One-time dividend received from a cost investment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2008 Operating Income (GAAP) Guidance	$ 300

Add:
Depreciation and amortization	156
Restructuring charges	28
Asset impairment	1

2008 Adjusted EBITDA Guidance	$ 485

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact:
Traci Bolte, 513-397-1195
traci.bolte@cinbell.com